UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2019

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas		75231
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-445-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Brian F. Maxted as Chief Exploration Officer

On February 18, 2019, Kosmos Energy Ltd. (the “Company”) issued a press release (the “Press Release”) announcing that Mr. Brian F. Maxted has decided to retire as the Company’s current Chief Exploration Officer effective February 15, 2019. Following his retirement as Chief Exploration Officer, Mr. Maxted will remain as a director on the Company’s Board of Directors (the “Board”). As Mr. Maxted will no longer be an employee of the Company, in his capacity as a director he will now be entitled to receive cash retainers and equity awards under the Company’s Long Term Incentive Plan for his Board and any committee service, in accordance with the Company’s standard compensation arrangement for non-employee directors (as such arrangement may be adjusted by the Compensation Committee of the Board from time to time), which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2018 (the “Proxy Statement”).

In connection with his retirement, and in accordance with the Company’s executive retirement guidelines previously approved by the Compensation Committee of the Board, subject to Mr. Maxted’s satisfaction of certain requirements under the executive retirement guidelines (including his execution of a release of claims agreement), the Company has determined to waive the service-based vesting conditions applicable to any equity awards held by Mr. Maxted under the Company’s Long Term Incentive Plan that have been outstanding for at least one-year from the applicable grant date, and any such equity awards that are subject to performance-based vesting conditions will vest only to the extent the applicable performance goals are achieved.

Pursuant to the terms of an Advisory Agreement with Mr. Maxted that was entered into upon his retirement (the “Advisory Agreement”), Mr. Maxted will provide certain advisory services to the Company in connection with the Company’s exploration efforts. Mr. Maxted will be entitled to receive $43,500 per quarter in arrears for his services under the Advisory Agreement plus reimbursement for expenses incurred. The Advisory Agreement will continue in effect until terminated by either the Company or Mr. Maxted.

A copy of the Press Release is attached hereto as Exhibit 99.1, and a copy of the Advisory Agreement is attached hereto as Exhibit 99.2 and each is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated February 18, 2019

99.2	Advisory Agreement between Kosmos Energy Ltd. and Brian F. Maxted dated February 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary